SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006
          Darwin Professional Underwriters, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32883	03-0510450

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Farm Springs Road, Farmington, Connecticut	06032

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 284-1300
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-4.1: REGISTRATION RIGHTS AGREEMENT
EX-4.2: MASTER AGREEMENT
EX-10.1: 2006 STOCK INCENTIVE PLAN
EX-10.2: STOCK AND UNIT PLAN FOR NON-EMPLOYEE DIRECTORS
EX-10.3: 2006 EMPLOYEES' RESTRICTED STOCK PLAN

Item 1.01 Entry into a Material Definitive Agreement.
     On May 18, 2006, in connection with the initial public offering of shares of its common stock (the “IPO”), Darwin Professional Underwriters, Inc. (“Darwin”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Alleghany Insurance Holdings LLC (“AIHL”). The Registration Rights Agreement is filed as Exhibit 4.1 to this current report on Form 8-K.
     Also on May 18, 2006, in connection with the IPO, Darwin entered into a Master Agreement (the “Master Agreement”) with Alleghany Corporation. The Master Agreement is filed as Exhibit 4.2 to this current report on Form 8-K.
Item 8.01 Other Events
     On May 17, 2006, the board of directors of Darwin adopted the Darwin Professional Underwriters, Inc. 2006 Stock Incentive Plan, the Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non-Employee Directors and the 2006 Employees’ Restricted Stock Plan. The aforementioned plans are filed as exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement dated as of May 18, 2006 by and between Darwin Professional Underwriters, Inc. and Alleghany Insurance Holdings LLC.

4.2	Master Agreement dated as of May 18, 2006 by and between Darwin Professional Underwriters, Inc. and Alleghany Corporation.

10.1	Darwin Professional Underwriters, Inc. 2006 Stock Incentive Plan.

10.2	Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non- Employee Directors.

10.3	2006 Employees’ Restricted Stock Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARWIN PROFESSIONAL UNDERWRITERS, INC.
By:	/s/ John L. Sennott, Jr.
John L. Sennott, Jr.
Senior Vice President and Chief Financial Officer

Date: May 23, 2006